                                                                     EXHIBIT 5.1

                         PILLSBURY MADISON & SUTRO LLP
                                 P.O. Box 7880
                            San Francisco, CA 94120
                              Tel: (415) 983-1000
                              Fax: (415) 983-1200
                                December 8, 1999

PurchasePro.com, Inc.
3291 North Buffalo Drive
Las Vegas, NV 89129

   Re: Registration Statement on Form S-1

Ladies and Gentlemen:

   We are acting as counsel for PurchasePro.com, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 3,450,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, of which 2,000,000 are to be offered and sold by the Company, 1,000,000 are to be offered and sold by certain of the stockholders of the common stock of the Company (the "Selling Stockholders"), and including 450,000 shares subject to the underwriters' over-allotment option to be offered and sold by the Company. In this regard we have participated in the preparation of a Registration Statement on Form S-1 relating to such 3,450,000 shares of Common Stock. All share numbers are adjusted to reflect the three-for-two stock split to be effected on December 13, 1999 to the stockholders of the Company in the form of a stock dividend. (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement.")

   We are of the opinion that the shares of Common Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                          Very truly yours,

                                          /s/ Pillsbury Madison & Sutro LLP